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                                                                   EXHIBIT 10.3

                             POWERCERV CORPORATION
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (the "Agreement"), effective as of February 19, 1998, is made by and between PowerCerv Corporation, a Florida corporation (the "Company"), and Michael J. Simmons (the "Recipient").

         In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. GRANT OF OPTION. The Company grants to the Recipient an option to purchase 938,000 shares of the Company's common stock in accordance with the terms and conditions of this Agreement (the "Option").

         2. OPTION PRICE. The purchase price of the shares of stock covered by the Option shall be $1.6565 per share.

         3. ADJUSTMENTS IN OPTION. In the event that the outstanding shares of stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the shares subject to the Option and the price per share shall be equitably adjusted to reflect such changes. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Company shall be final and binding upon the Recipient, the Company and all other interested persons.

         4. MANNER OF EXERCISE. The Option, or any portion thereof, may be exercised only in accordance with the terms of this Agreement and solely by delivery to the Secretary of the Company of all of the following items prior to the time when the Option or such portion becomes unexercisable under the terms of this Agreement:

                 (a) Notice in writing signed by the Recipient or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules (if any) established by the Company;

                 (b) Full payment (in cash or by cashiers' or certified check) for the shares with respect to which the Option or portion thereof is exercised;

                 (c) Full payment (in cash or by cashiers' or certified check) upon demand of an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares


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         pursuant to the exercise of the Option or portion thereof;

                 (d) Unless a registration statement is filed with the Securities and Exchange Commission and is effective with respect to the shares underlying the Option, a bona fide written representation and agreement, in a form satisfactory to the Company, signed by the Recipient or other person then entitled to exercise the Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Recipient or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Company may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representations and agreement and to effect compliance with all federal and state securities laws or regulations. Without limiting the generality of the foregoing, the Company may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act and may issue stop-transfer orders covering such shares.

                 (e) In the event the Option or any portion thereof shall be exercised by any person or persons other than the Recipient, appropriate proof, satisfactory to the Company, of the right of such person or persons to exercise the Option.

         5. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable.

         6. RIGHTS OF SHAREHOLDERS. The Recipient shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Recipient.

         7. VESTING AND EXERCISABILITY. The Recipient's interest in the Option shall vest according to the schedule described in this Section 7 and shall be exercisable as to not more than the vested portion of the shares subject to the Option at any point in time. To the extent the Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised, subject to the provisions of Section 8 of the Agreement. The Option shall become vested according to the following schedule:




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
                                                                    Shares With Respect To Which
Date                                                                Option Becomes Vested
----                                                                -----------------------------

Recipient's Employment Commencement Date                                     200,000
March 31, 1998                                                               210,000
April 30, 1998                                                               220,000
May 31, 1998                                                                 230,000
June 30, 1998                                                                240,000
July 31, 1998                                                                250,000
August 31, 1998                                                              260,000
September 30, 1998                                                           308,000
October 31, 1998                                                             318,000
November 30, 1998                                                            328,000
December 31, 1998                                                            338,000
January 31, 1999                                                             346,333
February 28, 1999                                                            354,666
March 31, 1999                                                               362,999
April 30, 1999                                                               371,332
May 31, 1999                                                                 379,665
June 30, 1999                                                                387,998
July 31, 1999                                                                396,331
August 31, 1999                                                              404,664
September 30, 1999                                                           412,997
October 31, 1999                                                             421,330
November 30, 1999                                                            429,663
December 31, 1999                                                            438,000
January 31, 2000                                                             446,333
February 29, 2000                                                            454,666
March 31, 2000                                                               462,999
April 30, 2000                                                               471,332
May 31, 2000                                                                 479,665
June 30, 2000                                                                487,998
July 31, 2000                                                                496,331
August 31, 2000                                                              504,664
September 30, 2000                                                           512,997
October 31, 2000                                                             521,330
November 30, 2000                                                            529,663
December 31, 2000                                                            538,000

The remaining portion of the Option, covering the remaining 400,000 shares, shall become vested on December 31, 2001; provided, however, that this portion of the Option may become vested prior to December 31, 2001, based upon the performance of the Company's common stock as traded on



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the NASDAQ as follows:

                                                                  Shares With Respect To Which
Level of Performance                                              Option Becomes Vested
--------------------                                              ---------------------

$5.00/share or higher close price for                               100,000
20 consecutive trading days

$9.00/share or higher close price for                               150,000
20 consecutive trading days

$14.00/share or higher close price for                              150,000
20 consecutive trading days

The Company's Board of Directors, in its sole and absolute discretion, may accelerate the vesting of the Option at any time. In addition, the Company's Board of Directors may accelerate the vesting of the Option in accordance with
Section 10 of the Executive Employment Agreement, effective as of February 19, 1998, between the Company and the Recipient (the "Employment Agreement"). The provisions of Section 10 of the Employment Agreement are incorporated herein by reference.

        8. DURATION OF OPTION. The Option shall expire on the earliest of (i) February 19, 2008, (ii) the first anniversary of the date of the Recipient's death, or (iii) 150 days after the date of the Recipient's separation of employment from the Company. As of the date of the Recipient's separation of employment from the Company, except as otherwise provided in
Section 10(c) of the Employment Agreement, no further vesting of the Option shall occur.

        9.       TRANSFER OF OPTION.  Except as otherwise provided in this
Section 9, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however:

                 (a) That this Section 9 shall not prevent transfers by will or by the applicable laws of descent and distribution. In the event of the Recipient's death, the Option shall be exercisable by the executor or administrator of the Recipient's estate or by the person or persons to whom the Recipient's rights under the Option shall pass by the Recipient's will or the applicable laws of descent and distribution; and

                 (b) That the Recipient may transfer the Option in its entirety to an employee of the Company or its subsidiary within 30 days following the date the Recipient receives from the Compensation Committee of the Company's Board of Directors a written consent to such transfer.



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        10.      NOTICES.  Any notice to be given under the terms of this
Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Recipient shall be addressed to him at the address given beneath his signature below. By a notice given pursuant to this Section 10, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Recipient shall, if the Recipient is then deceased, be given to the Recipient's personal representative if such representative has previously informed the Company of his status and address by written notice under this
Section 10. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

        11. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

        12. MODIFICATIONS. Any modifications or amendment of any provision of this Agreement must be in writing and bear the signature of the duly authorized representatives of both parties.

        13. APPLICABLE LAW. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of Florida therein as applied to contracts to be performed in Florida between Florida residents.

        14. ENTIRE AGREEMENT. This Agreement and the Employment Agreement referred to herein represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and merges all prior discussions between them and supersedes and replaces any and every other agreement or understanding which may have existed between the parties to the extent that any such agreements or understanding relates to any stock options issued or to be issued to the Recipient.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

                                        POWERCERV CORPORATION

                                        By:  /s/ Marc J. Fratello
                                             ------------------------------
                                             Marc J. Fratello, Chairman
                                             and Chief Executive Officer


                                             /s/ Michael J. Simmons
                                             ------------------------------
                                             Michael J. Simmons



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